UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2006 (January 4, 2006)

FIRST NILES FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24849	34-1870418
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 North Main Street

Niles, Ohio 44446

(Address of Principal Executive Offices / Zip Code)

(330) 652-2539

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2006, our board of directors appointed Robert I. Shaker to the board of directors of First Niles Financial, Inc., to fill the vacancy created by the death of former director Ralph A. Zuzulo. Our board of directors intends to appoint Mr. Shaker to the Audit, Compensation and Nomination Committees. Mr. Shaker has been a partner in the law firm of Shaker & Shaker LLP since 1987.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NILES FINANCIAL, INC.
(Registrant)

Dated: January 6, 2006	By:	/s/ Daniel E. Csontos
Daniel E. Csontos, Secretary

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